Exhibit 99.1

Contact:

Sherry Beck

Rogue Wave Software, Inc.

Phone: 303-545-3264

E-mail: beck@roguewave.com

ROGUE WAVE SOFTWARE ANNOUNCES FINANCIAL RESULTS

FOR SECOND FISCAL QUARTER

Successful Cost Containment Efforts Result In EPS In Line With Prior Guidance

BOULDER, Colo., April 29, 2003 –– Rogue Wave Software, Inc. (Nasdaq: RWAV), a global software application infrastructure and consulting services company, today reported the following results for its second fiscal quarter ended March 31, 2003.

•	Revenue was $8.4 million, representing a decline of 30% from the $12.0 million achieved in the second fiscal quarter of 2002. This number is in line with previously reported guidance reported on April 10, which projected revenue in a range from $8.2 million – $8.5 million.

•	Net income for the quarter was approximately $512,000 or $0.05 per share on a basic and diluted basis, compared to a net loss of ($484,000) or ($0.05) per basic and diluted share for the same period last year.

•	Excluding severance and restructuring costs, the current fiscal quarter’s income was approximately $994,000 or $0.10 per share. During the comparable period last year, excluding restructuring and severance costs, the Company reported a net loss of ($171,000) or ($0.02) per share. *

•	Cash and investments at March 31, 2003 were $25.6 million.

“While current period revenue was lower than initially expected, cost management programs proved to be successful, resulting in earnings per share in line with prior guidance,” commented Kathleen Brush, CEO of Rogue Wave. “Revenue, however, continues to be adversely impacted by several factors, including the overall weakness in the world wide economy as well as reduced information technology spending by corporate customers. While interest in new products has been encouraging, new product sales were less than originally anticipated,” continued Brush.

“We have been successful in lowering expenses through several cost containment initiatives adopted during the current and previous quarters, which positively impacted the second quarter’s financial results,” stated Merle Waterman, CFO of Rogue Wave. “The most recent actions, which were implemented today, involve staff reductions designed to better align costs with current revenue projections, including those associated with unprofitable projects. Additionally, we will close our Amsterdam office during the third fiscal quarter,” concluded Waterman.

Because of growing uncertainties associated with the fiscal third and fourth quarters projected revenue levels, the Company is modifying its fiscal year 2003 financial guidance as follows:

•	Revenue is expected to range between $29.5 million and $32.0 million.

•	Earnings (loss) per share is expected to range from ($0.26) to $0.02.

•	Earnings per share, excluding severance and restructuring charges, is expected to range from $0.14 to $0.40.*

•	Cash and investments at September 30, 2003 are expected to be between $27 million and $29 million.

The Company undertakes no obligation to update these projections.

Other factors contributing to these uncertainties include, but are not limited to, the continued maturation of the Company’s core products coupled with a greater focus on competitive technologies, such as Java, by the Company’s customers. Regardless of such uncertainties, the Company is committed to achieving profitability during the remainder of the fiscal year and will make all necessary prudent business decisions to achieve this objective.

Rogue Wave Software earning’s call will begin at 4:30 EDT and will be available live via the Company’s Web site at www.roguewave.com or by calling (800) 299-6183 for domestic and (617) 801-9713 for international using passcode 564559.

There will also be an on-demand telephone and webcast replay of the conference call beginning two hours after the conclusion of the live broadcast. This can be accessed from www.roguewave.com or by dialing (888) 286-8010 for domestic and (617) 801-6888 for international using passcode 2131598. Both will remain available until May 13, 2003.

*Reconciliation of Q202, Q203 and Fiscal Year 2003 Outlook

(in thousands, except per share amounts)

	Q202	Q203	FY2003 Outlook
Net income (loss) – GAAP	$(484)	$512	$(2,602) – $173
Restructuring and severance (after-tax)	$313	$482	$3,977 – $3,777

Net income (loss), before restructuring and severance costs – non GAAP	$(171)	$994	$1,375 – $3,950

Earnings (loss) per share – GAAP	$(0.05)	$0.05	$(0.26) – $0.02
Restructuring and severance costs	$0.03	$0.05	$0.40 – $0.38

Earnings (loss) per share, before restructuring and severance costs – non GAAP	$(0.02)	$0.10	$0.14 – $0.40

Rogue Wave Software Inc.

Rogue Wave Software, Inc. (NASDAQ: RWAV) is leading global software and consulting services company. Its large-scale, platform-independent business frameworks, components and services provide the fastest way to deliver durable mission-critical applications. Today more than 300,000 developers at the world’s leading companies use Rogue Wave products to develop comprehensive, enterprise-level general business and e-business applications. With headquarters in Boulder, Colo., Rogue Wave has offices located throughout the United States, Europe, and Asia and can be found on the Internet at www.roguewave.com.

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Rogue Wave is a registered trademark of Rogue Wave Software Inc. All other trademarks are the property of their respective owners.

This release contains projections or other forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Rogue Wave with the SEC, specifically the most recent reports on Form 10-K and 10-Q, including amendments thereto, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with difficulty in predicting our future operating results, fluctuating sales volume, acquisition strategy, dependence on new product offerings, competition, patents, intellectual property and licensing, future growth, rapid technological and market change, manufacturing and sourcing risks, Internet infrastructure and regulation, international operations, volatility of stock price, financial risk management, and potential volatility in operating results, among others.

ROGUE WAVE SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	September 30, 2002
	(unaudited)
A S S E T S
Current assets:
Cash and short-term investments	$25,555	$28,256
Accounts receivable, net	8,641	8,144
Prepaid and other current assets	2,142	2,057

Total current assets	36,338	38,457

Furniture, fixture and equipment, net	1,745	2,933
Other assets, net	842	1,552

Total assets	$38,925	$42,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$337	$137
Accrued expenses	3,973	4,961
Deferred revenue	7,652	9,102

Total current liabilities	11,962	14,200

Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	38,944	39,944
Accumulated deficit	(12,451)	(11,325)
Other comprehensive income	460	113

Total stockholders’ equity	26,963	28,742

Total liabilities and stockholders’ equity	$38,925	$42,942

ROGUE WAVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three months ended March 31,		Six months ended March 31,
	2003	2002	2003	2002
Revenue:
License revenue	$4,945	$6,721	$10,665	$12,791
Service and maintenance revenue	3,483	5,311	7,353	11,186

Total revenue	8,428	12,032	18,018	23,977

Cost of revenue:
Cost of license revenue	126	123	360	292
Cost of service and maintenance revenue	713	1,915	1,834	3,921

Total cost of revenue	839	2,038	2,194	4,213

Gross profit	7,589	9,994	15,824	19,764

Operating expenses:
Product development	1,655	3,361	3,752	6,606
Sales and marketing	3,950	5,392	8,518	11,429
General and administrative	960	1,555	2,111	3,182
Restructuring, severance and goodwill amortization	482	483	2,577	1,045

Total operating expenses	7,047	10,791	16,958	22,262

Income (loss) from operations	542	(797)	(1,134)	(2,498)
Other income, net	22	214	114	474

Income (loss) before income taxes	564	(583)	(1,020)	(2,024)
Income tax expense (benefit)	52	(99)	106	(584)

Net income (loss)	$512	$(484)	$(1,126)	$(1,440)

Basic and diluted earnings (loss) per share	$0.05	$(0.05)	$(0.11)	$(0.13)

Shares used in basic per share calculation	10,072	10,740	10,153	10,830

Shares used in diluted per share calculation	10,102	10,740	10,153	10,830